PROMISSORY NOTE

Wenatchee, Washington                                     Date:  April 25, 1996
Amount: $20,000  /s/

     FOR VALUE RECEIVED, TELEVAR NORTHWEST, INC., a Washington Corporation, (the "Company") "Maker" promises to pay ___________________________
"Holder" or order, the principal sum of Twenty Thousand Dollars and no/100 ($20,000) in lawful money of the United States of America, on the following terms and conditions:

1.   PAYMENT OF THE NOTE:

     The principal amount of this note amounting to $20,000 plus interest at the rate of 18% per annum is due and payable on October 26, 1996.

2.   OPTION FOR CONVERTABILITY TO COMMON STOCK:

     At the option of the Holder, the principal and interest amounts due under the terms of this note will be paid by the Company in whole or in part by the issuance of Televar Northwest, Inc. common stock at the conversion rate of $2.50 per share.

3.   RIGHT OF PREPAYMENT:

     Maker shall have the right to prepay the unpaid principal and interest in whole or in part at any time without penalty.

4.   NOTICES:

     All notices, demands, requests, consents, approvals, and other instruments required or permitted to be given shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth below:

          a.   To Maker:      Televar Northwest, Inc.
                              Attention: Mark Hamilton, President
                              215 Yakima Street
                              Wenatchee, Washington 98801

          b.   To Holder:     Barb Jorgensen
                              816 Alpine Drive
                              Everett, WA  98203

     Provided, however, that such address may be changed upon five (5) days written notice thereof similarly given to the other party. Such notice, demand , request, consent,


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approval and other instrument shall have been deemed to have been served on the third (3rd) day following the date of mailing.

5.   DEFAULT:

     If default be made in the payment of any installment when due, then, at the option of the Holder of this Note, without prior written notice, the entire indebtedness hereby represented shall become immediately due and payable, time being of the essence hereof. As long as this Note is in default, then at the option of the Holder hereof, without prior written notice, this Note shall bear interest at the rate of Eighteen percent (18%) per annum until Note has been paid in full.

6.   COLLECTION COSTS AND ATTORNEY''S FEES:

     Maker promises to pay all actual costs and fees incurred by the Holder in the event payment is not made when due. Maker further promises that if foreclosure proceedings, or any other action is instituted to collect this Note or any part hereof, Maker will pay, in addition to costs and disbursements, a reasonable sum as attorney's fees.

7.   VENUE:

     At the option of the Holder, venue of any action hereunder shall be Chelan County, State of Washington.

8.   WAIVER OF DEMAND:

     Maker (and any endorser) hereby waives demand, presentment, protest, or notice of any kind, and expressly agrees that if this Note or any payment due hereunder may be extended, any such extension shall in no way impair the liability of Maker.

9.   SECURITY:

     This Note is secured by the full faith and promise of the Maker, Televar Northwest, Inc.



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ACCEPTED AND APPROVED AS TO FORM:

HOLDER:                                 MAKER:

Barb Jorgensen                          TELEVAR NORTHWEST, INC.
816 Alpine Drive
Everett, WA


By:  /s/ BARB JORGENSEN                 By:  /s/ CHARLES D. DEJONG
   -------------------------------         ------------------------------------
                                           Charles D. DeJong, CEO & Chairman


                                        By:  /s/ MARK HAMILTON
                                           ------------------------------------
                                           Mark Hamilton, President


WITNESS:  /s/                           WITNESS:  /s/
        --------------------------              -------------------------------





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